Exhibit 21

Subsidiary Name	Jurisdiction of Organization
300 Broadway, LLC	Delaware
300 Broadway Holdings, LLC	Delaware
300 Broadway MidCo, LLC	Delaware
300 Broadway Operations, Inc.	Delaware
Attractions IP, LLC	Delaware
Country Music Television International, LLC	Delaware
GN Bond Holdings, LLC	Delaware
GOO Broadway, LLC	Delaware
GOOSPK 1604 Broadway, LLC	New York
GPSI, Inc.	Delaware
Grand Ole Opry, LLC	Delaware
Grand Ole Opry IP, LLC	Delaware
RHP Corporate Properties, LLC	Delaware
RHP Creative Group, LLC	Delaware
RHP Finance Corporation	Delaware
RHP Hotel Operations HoldCo, LLC	Delaware
RHP Hotel Properties, LP	Delaware
RHP Hotels, LLC	Delaware
RHP Operations and Attractions Holdings, LLC	Delaware
RHP Operations DC, LLC	Delaware
RHP Operations GP, LLC	Delaware
RHP Operations GT, LLC	Delaware
RHP Operations Inn at Opryland, LLC	Delaware
RHP Operations NH, LLC	Delaware
RHP Operations OH, LLC	Delaware
RHP Partner, LLC	Delaware
RHP Property DC, LLC	Delaware
RHP Property GP, LP	Florida
RHP Property GT, LP	Delaware
RHP Property GT, LLC	Delaware
RHP Property NH, LLC	Maryland
RHP Sub Holdings, LLC	Delaware
RHPA Management, LLC	Delaware
RHPAHP, LLC	Delaware
RHPAHO, LLC	Delaware
Ole Red Gatlinburg, LLC	Tennessee
Ole Red Holdings, Inc.	Delaware
Ole Red Orlando, LLC	Delaware
OLH,GP	Tennessee
OLH Holdings, LLC	Delaware
Opry Attractions HoldCo, LLC	Delaware
Opry Entertainment Group Holdings, LLC	Delaware
Opryland Attractions, LLC	Delaware
Opryland Hospitality, LLC	Tennessee
Park Holdings, LLC	Delaware
Springhouse Golf, LLC	Delaware
Wildhorse Saloon Entertainment Ventures, LLC	Tennessee
NCV Holdings, LLC	Delaware